Exhibit 99.1

MONTROSE ENVIRONMENTAL GROUP ANNOUNCES THIRD QUARTER 2022 RESULTS

- Full Year Revenue and Consolidated Adjusted EBITDA1 Outlook Remains Firm -

- Continued Excellent Organic Growth Within Water, Renewable Energy and GHG Services -

- Sequential Quarterly Margin Expansion Primarily from Pricing Increases and Favorable Revenue Mix -

- Stronger Conversion of Earnings to Cash Flow from Operations -

- Net Loss Per Share of $(0.33) and Adjusted Net Income Per Share1 of $0.12 -

- Limited Balance Sheet Exposure to Higher Interest Rate Environment -

Little Rock, Arkansas (November 8, 2022) – Montrose Environmental Group, Inc. (the “Company,” “Montrose” or “MEG”) (NYSE: MEG) today announced results for the third quarter ended September 30, 2022.

Montrose Chief Executive Officer and Director, Vijay Manthripragada, commented, “Our third quarter results reflect the resiliency of our business model and continued demand for our environmental solutions. Quarterly margins are expanding sequentially, as expected, and cash flows from operations remain very strong. Our balance sheet has limited exposure to a higher interest rate environment and provides us with ample flexibility. We are pleased with the continued surge in demand for our water treatment, renewable energy (biogas), and greenhouse gas measurement businesses, which largely offset the anticipated decline in COVID-19 related services provided by CTEH. With our strong organic growth in key services, we have increased our emphasis on hiring, onboarding, training, and quality management with new colleagues, while modulating our pace of acquisitions in 2022. We focused this year’s M&A on smaller, strategic bolt-ons. The landscape of acquisition opportunities has not changed, so our M&A pipeline is building attractively. We remain as optimistic as ever about our ability to create value for our stakeholders organically and via acquisitions.”

Mr. Manthripragada continued, “As we have said from the beginning, ours is not a quarterly business. Given the nature of our projects, there is often variance in any given quarter, but on an annual basis our outlook remains unchanged. Demand for our services has never been as strong and our conviction in organic growth opportunities has deepened. For 2022, our revenue and Consolidated Adjusted EBITDA1 outlook remains firm. We continue to be optimistic about the trajectory of our business this year and into the foreseeable future. Most importantly, we are proud of and grateful for our entire team’s efforts.”

_______________________________

(1) Consolidated Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Share are non-GAAP measures. See the appendix to this release for a discussion of these measures, including how they are calculated and the reasons why we believe they provide useful information to investors, and a reconciliation for historical periods to the most directly comparable GAAP measures.

Third Quarter 2022 Results

Total revenue in the third quarter of 2022 was $130.3 million compared to $132.6 million in the prior year quarter. The change in revenues was primarily due to lower demand for COVID-19 related services provided by CTEH, partially offset by strong organic growth in our Measurement and Analysis and Remediation and Reuse segments as well as acquisitions completed during the past twelve months. Excluding CTEH revenues of $26.2 million and $53.1 million in the three months ended September 30, 2022 and 2021, respectively, total revenue in the third quarter of 2022 was $104.1 million compared to $79.5 million in the prior year quarter, an increase of 30.9% over the prior year period.

Net loss was $(5.7) million, or a loss of $(0.33) per share, in the third quarter of 2022 compared to net income of $2.2 million, or a loss of $(0.07) per share, in the prior year quarter. The year-over-year change was primarily attributable to higher stock-based compensation expense in the current year, partially offset by a fair value gain on our interest rate swap.

Adjusted Net Income1 was $7.8 million, and Adjusted Net Income per Share1 was $0.12, in the third quarter of 2022 compared to Adjusted Net Income1 of $11.5 million, and Adjusted Net Income per Share1 of $0.28 in the prior year quarter. The year-over-year change was primarily attributable to lower Consolidated Adjusted EBITDA1.

Third quarter 2022 Consolidated Adjusted EBITDA1 was $17.1 million, compared to $20.3 million in the prior year quarter.

First Nine Months 2022 Results

Total revenue in the first nine months of 2022 increased 0.6% to $404.9 million compared to $402.6 million in the prior year period. The increase in revenues was primarily driven by organic growth in our Measurement and Analysis and Remediation and Reuse segments, primarily offset by significantly lower COVID-19-related services provided by CTEH. Year-to-date revenue growth also benefited from the acquisitions completed during 2021 and the first nine months of 2022.

Net loss was $(21.0) million, or $(1.12) per share for the first nine months of 2022, compared to a net loss of $(23.9) million, or $(1.40) per share, in the prior year period. The year-over-year change was primarily attributable to an increase in stock-based compensation expense in the current year, partially offset by lower interest expense and fair value gains on our interest rate swap in the current year.

Adjusted Net Income1 was $18.7 million, and Adjusted Net Income per Share1 was $0.22, for the first nine months of 2022 compared to Adjusted Net Income1 of $19.9 million, and Adjusted Net Income per Share1 of $0.29, in the prior year period. The year-over-year change was primarily attributable to lower Consolidated Adjusted EBITDA1, partially offset by lower interest expense in the current year.

Consolidated Adjusted EBITDA1 for the nine months ended September 30, 2022 was $48.4 million, compared to $56.0 million in the prior year period.

Operating Cash Flow, Liquidity and Capital Resources

Cash provided by operating activities for the first nine months ended September 30, 2022 was $8.2 million compared to cash provided by operating activities of $13.7 million in the prior year period. Cash flow from operations includes payment of contingent consideration of $19.5 million and $15.5 million in the current and prior year periods, respectively. Excluding these acquisition-related contingent earnout payments, which are not part of day-to-day operations, cash flow from operating activities was $27.7 million compared to $29.2 million in the prior year period.

As of September 30, 2022, Montrose had total debt, before debt issuance costs, of $166.3 million and $218.6 million of liquidity, including $93.6 million of cash and $125.0 million of availability on its revolving credit facility. At our current leverage ratio, $100.0 million of debt bears interest at a fixed rate of 2.89% through January 2025. As of September 30, 2022, Montrose’s leverage ratio under its credit facility, which includes acquisition-related contingent earnout payments that may become payable in cash, was 1.2 times.

Acquisitions

In August 2022, Montrose acquired TriAD Environmental Consultants, a small but highly additive environmental consulting firm with a focus on the Southeast U.S. TriAD is part of the Company’s Remediation and Reuse segment.

In September 2022, Montrose acquired AirKinetics, Inc., a small but additive emissions testing services provider in the Western U.S. AirKinetics is part of the Company’s Measurement and Analysis segment

Full Year 2022 Outlook

The Company is maintaining the same midpoint of its revenue guidance and tightening the range to $535.0 million to $555.0 million, which is within the Company’s original revenue guidance range of $520.0 million to $570.0 million. The Company also continues to expect Consolidated Adjusted EBITDA1 to be in the range of $68.0 million to $73.0 million for the full year 2022.

The outlook does not include any benefit from future acquisitions that have not yet been completed or any new large-scale CTEH emergency response projects.

Webcast and Conference Call

The Company will host a webcast and conference call on Wednesday, November 9, 2022 at 8:30 a.m. Eastern time to discuss third quarter financial results. Their prepared remarks will be followed by a question and answer session. A live webcast of the conference call will be available in the Investors section of the Montrose website at www.montrose-env.com. The conference call will also be accessible by dialing 1-877-407-9208 (Domestic) and 1-201-493-6784 (International). For those who are unable to listen to the live broadcast, an audio replay of the conference call will be available on the Montrose website for 30 days.

About Montrose

Montrose is a leading environmental solutions company focused on supporting commercial and government organizations as they deal with the challenges of today, and prepare for what’s coming tomorrow. With 2,500+ employees across more than 80 locations around the world, Montrose combines deep local knowledge with an integrated approach to design, engineering, and operations, enabling the Company to respond effectively and efficiently to the unique requirements of each project. From comprehensive air measurement and laboratory services to regulatory compliance, emergency response, permitting, engineering, and remediation, Montrose delivers innovative and practical solutions that keep its clients on top of their immediate needs – and well ahead of the strategic curve. For more information, visit www.montrose-env.com.

Forward‐Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as “intend,” “expect”, and “may”, and other similar expressions that predict or indicate future events or that are not statements of historical matters. Forward-looking statements are based on current information available at the time the statements are made and on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Further, many of these factors are, and may continue to be, amplified by the COVID-19 pandemic. Additional factors or events that could cause actual results to differ may also emerge from time to time, and it is not possible for the Company to predict all of them. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Contact Information:

Investor Relations:

Rodny Nacier

(949) 988-3383

ir@montrose-env.com

Media Relations:

Doug Donsky

(646) 361-1427

Montrose@icrinc.com

MONTROSE ENVIRONMENTAL GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE (LOSS) INCOME

(In thousands, except per share data)

	Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
REVENUES	$130,312	$132,578	$404,902	$402,619
COST OF REVENUES (exclusive of depreciation and amortization shown below)	82,234	85,242	261,049	272,662
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	42,857	30,499	131,120	82,865
FAIR VALUE CHANGES IN BUSINESS ACQUISITIONS CONTINGENT CONSIDERATION	59	—	(3,472)	24,035
DEPRECIATION AND AMORTIZATION	11,504	11,471	35,928	33,145
(LOSS) INCOME FROM OPERATIONS	(6,342)	5,366	(19,723)	(10,088)
OTHER INCOME (EXPENSE)
Other income (expense)	1,814	(516)	4,618	(1,909)
Interest expense—net	(1,400)	(1,722)	(4,010)	(11,208)
Total other income (expense)—net	414	(2,238)	608	(13,117)
(LOSS) INCOME BEFORE (BENEFIT) EXPENSE FROM INCOME TAXES	(5,928)	3,128	(19,115)	(23,205)
INCOME TAX (BENEFIT) EXPENSE	(208)	902	1,892	648
NET (LOSS) INCOME	$(5,720)	$2,226	$(21,007)	$(23,853)
EQUITY ADJUSTMENT FROM FOREIGN CURRENCY TRANSLATION	20	(74)	17	(17)
COMPREHENSIVE (LOSS) INCOME	(5,700)	2,152	(20,990)	(23,870)
CONVERTIBLE AND REDEEMABLE SERIES A-2 PREFERRED STOCK DIVIDEND	(4,100)	(4,100)	(12,300)	(12,300)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(9,820)	(1,874)	(33,307)	(36,153)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING— BASIC AND DILUTED	29,691	26,220	29,677	25,798
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS— BASIC AND DILUTED	$(0.33)	$(0.07)	$(1.12)	$(1.40)

MONTROSE ENVIRONMENTAL GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(In thousands, except share data)

	September 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and restricted cash	$93,566	$146,741
Accounts receivable—net	80,927	98,513
Contract assets	60,444	40,139
Prepaid and other current assets	10,890	8,465
Total current assets	245,827	293,858
NON-CURRENT ASSETS:
Property and equipment—net	33,581	31,521
Operating lease right-of-use asset—net	28,453	23,532
Finance lease right-of-use asset—net	9,869	8,944
Goodwill	318,413	311,944
Other intangible assets—net	146,268	160,997
Other assets	6,694	2,298
TOTAL ASSETS	$789,105	$833,094
LIABILITIES, CONVERTIBLE AND REDEEMABLE SERIES A-2 PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued liabilities	58,316	68,936
Accrued payroll and benefits	20,477	25,971
Business acquisitions contingent consideration, current	3,967	31,450
Current portion of operating lease liabilities	8,130	6,888
Current portion of finance lease liabilities	3,763	3,512
Current portion of long-term debt	8,750	10,938
Total current liabilities	103,403	147,695
NON-CURRENT LIABILITIES:
Business acquisitions contingent consideration, long-term	2,810	4,350
Other non-current liabilities	22	100
Deferred tax liabilities—net	5,766	4,006
Conversion option	24,730	23,081
Operating lease liability—net of current portion	20,841	16,859
Finance lease liability—net of current portion	6,562	5,756
Long-term debt—net of deferred financing fees	155,645	161,818
Total liabilities	319,779	363,665
COMMITMENTS AND CONTINGENCIES
CONVERTIBLE AND REDEEMABLE SERIES A-2 PREFERRED STOCK $0.0001 PAR VALUE—
Authorized, issued and outstanding shares: 17,500 at September 30, 2022 and December 31, 2021; aggregate liquidation preference of $182.2 million at September 30, 2022 and December 31, 2021	152,928	152,928
STOCKHOLDERS’ EQUITY:
Common stock, $0.000004 par value; authorized shares: 190,000,000 at September 30, 2022 and December 31, 2021; issued and outstanding shares: 29,707,503 and 29,619,921 at September 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in-capital	485,030	464,143
Accumulated deficit	(168,685)	(147,678)
Accumulated other comprehensive income	53	36
Total stockholders’ equity	316,398	316,501
TOTAL LIABILITIES, CONVERTIBLE AND REDEEMABLE SERIES A-2 PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$789,105	$833,094

MONTROSE ENVIRONMENTAL GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Nine Months Ended September 30,
	2022	2021
OPERATING ACTIVITIES:
Net loss	$(21,007)	$(23,853)
Adjustments to reconcile net loss to net cash used in operating activities:
(Recovery) provision for bad debt	(821)	803
Depreciation and amortization	35,928	33,145
Amortization of right-of-use asset	6,934	5,947
Stock-based compensation expense	32,375	6,587
Fair value changes in financial instruments	(4,664)	1,651
Fair value changes in business acquisition contingencies	(3,472)	24,035
Deferred income taxes	1,892	232
Debt extinguishment costs	—	4,052
Other	460	68
Changes in operating assets and liabilities—net of acquisitions:
Accounts receivable and contract assets	7,301	(12,503)
Prepaid expenses and other current assets	(1,364)	(1,781)
Accounts payable and other accrued liabilities	(12,943)	(3,422)
Accrued payroll and benefits	(6,363)	61
Payment of contingent consideration	(19,457)	(15,549)
Other assets	—	—
Change in operating leases	(6,634)	(5,765)
Net cash provided by operating activities	8,165	13,708
INVESTING ACTIVITIES:
Purchases of property and equipment	(5,414)	(5,405)
Proceeds received from corporate owned insurance	277	—
Proprietary software development and other software costs	(397)	(241)
Purchase price true ups	(439)	(8,562)
Cash paid for acquisitions—net of cash acquired	(21,342)	(36,480)
Net cash used in investing activities	(27,315)	(50,688)
FINANCING ACTIVITIES:
Proceeds from line of credit	—	109,000
Payments on line of credit	—	(72,000)
Proceeds from term loans	—	175,000
Repayment of term loan	(8,751)	(173,905)
Payment of contingent consideration	(10,722)	(9,605)
Repayment of finance leases	(2,906)	(1,884)
Debt issuance costs	—	(2,590)
Proceeds from issuance of common stock for exercised stock options	812	6,032
Dividend payment to the Series A-2 shareholders	(12,300)	(12,300)
Payments of deferred offering costs	(183)	—
Net cash (used in) provided by financing activities	(34,050)	17,748
CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(53,200)	(19,232)
Foreign exchange impact on cash balance	25	357
CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Beginning of year	146,741	34,881
End of period	$93,566	$16,006
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Cash paid for interest	$4,852	$4,649
Cash paid for income tax	$587	$958
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Accrued purchases of property and equipment	$881	$1,171
Property and equipment purchased under finance leases	$3,939	$1,766
Common stock issued to acquire new businesses	$—	$6,020
Acquisitions unpaid contingent consideration	$6,777	$35,352
Offering costs included in accounts payable and other accrued liabilities	$—	$389
Acquisitions contingent consideration paid in shares	$—	$26,084

Non-GAAP Financial Information

In addition to our results under GAAP, in this release we also present certain other supplemental financial measures of financial performance that are not required by, or presented in accordance with, GAAP, including, Consolidated Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Share. We calculate Consolidated Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization, adjusted for the impact of certain other items, including stock-based compensation expense and acquisition-related costs, as set forth in greater detail in the table below. We calculate Adjusted Net Income (Loss) as net income (loss) before amortization of intangible assets, stock-based compensation expense, fair value changes to financial instruments and contingent earnouts, and other gain or losses, as set forth in greater detail in the table below. Adjusted Net Income (Loss) per Share represents Adjusted Net Income (Loss) attributable to stockholders divided by the weighted average number of shares of common stock outstanding during the applicable period.

Consolidated Adjusted EBITDA is one of the primary metrics used by management to evaluate our financial performance and compare it to that of our peers, evaluate the effectiveness of our business strategies, make budgeting and capital allocation decisions and in connection with our executive incentive compensation. Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Share are useful metrics to evaluate ongoing business performance after interest and tax. These measures are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe they are helpful in highlighting trends in our operating results because they allow for more consistent comparisons of financial performance between periods by excluding gains and losses that are non-operational in nature or outside the control of management, and, in the case of Consolidated Adjusted EBITDA, by excluding items that may differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments.

These non-GAAP measures do, however, have certain limitations and should not be considered as an alternative to net income (loss), earnings (loss) per share or any other performance measure derived in accordance with GAAP. Our presentation of Consolidated Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Share should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items for which we may make adjustments. In addition, Consolidated Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Share may not be comparable to similarly titled measures used by other companies in our industry or across different industries, and other companies may not present these or similar measures. Management compensates for these limitations by using these measures as supplemental financial metrics and in conjunction with our results prepared in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single measure and to view Consolidated Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Share in conjunction with the related GAAP measures.

Additionally, we have provided estimates regarding Consolidated Adjusted EBITDA for 2022. These projections account for estimates of revenue, operating margins and corporate and other costs. However, we cannot reconcile our projection of Consolidated Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, without unreasonable efforts because of the unpredictable or unknown nature of certain significant items excluded from Consolidated Adjusted EBITDA and the resulting difficulty in quantifying the amounts thereof that are necessary to estimate net income (loss) . Specifically, we are unable to estimate for the future impact of certain items, including income tax (expense) benefit, stock-based compensation expense, fair value changes and the accounting for the issuance of the Series A-2 preferred stock. We expect the variability of these items could have a significant impact on our reported GAAP financial results.

In this release we also reference our organic growth. We define organic growth as the change in revenues excluding revenues from acquisitions for the first twelve months following the date of acquisition and excluding revenues from businesses disposed of or discontinued. As a result of the significance of CTEH to Montrose, and the potential annual volatility in CTEH’s revenues due to the emergency response aspect of their business, we also disclose organic growth without the annual organic revenue growth of CTEH. We expect to continue to disclose organic revenue growth with and without CTEH. Management uses organic growth as one of the means by which it assesses our results of operations. Organic growth is not, however, a measure of revenue growth calculated in accordance with U.S. generally accepted accounting principles, or GAAP, and should be considered in conjunction with revenue growth calculated in accordance with GAAP. We have grown organically and expect to continue to do so.

Montrose Environmental Group, Inc.

Reconciliation of Net (Loss) Income to Adjusted Net Income

(in thousands)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net (loss) income	$(5,720)	$2,226	$(21,007)	$(23,853)
Amortization of intangible assets(1)	8,668	8,936	27,579	25,938
Stock-based compensation (2)	11,018	2,365	32,375	6,587
Acquisition costs (3)	368	913	1,354	1,656
Fair value changes in financial instruments (4)	(1,808)	531	(4,664)	1,651
Expenses related to financing transactions (5)	—	—	7	50
Fair value changes in business acquisition contingencies (6)	59	—	(3,472)	24,035
Other losses and expenses (7)	482	171	1,965	846
Tax effect of adjustments (8)	(5,260)	(3,616)	(15,440)	(17,014)
Adjusted Net Income	$7,807	$11,526	$18,697	$19,896
Preferred Dividend Series A-2	(4,100)	(4,100)	(12,300)	(12,300)
Adjusted Net Income attributable to stockholders	$3,707	$7,426	$6,397	$7,596

Net Loss per share attributable to stockholders	$(0.33)	$(0.07)	$(1.12)	$(1.40)
Adjusted Net Income per share(9)	$0.12	$0.28	$0.22	$0.29
Diluted Adjusted Net Income per share(10)	$0.09	$0.23	$0.17	$0.23

Weighted average common shares outstanding	29,691	26,220	29,677	25,798
Fully diluted shares	39,690	32,339	38,235	32,378

___________________________________

(1) Represents amortization of intangible assets.

(2) Represents non-cash stock-based compensation expenses related to (i) option awards issued to employees, (ii) restricted stock grants issued to directors and selected employees, (iii) and stock appreciation rights grants issued to selected employees.

(3) Includes financial and tax diligence, consulting, legal, valuation, accounting and travel costs and acquisition-related incentives related to our acquisition activity.

(4) Amounts relate to the change in fair value of the interest rate swap instrument and the embedded derivative attached to the Series A-2 preferred stock.

(5) Amounts represent non-capitalizable expenses associated with refinancing and amending our debt facilities.

(6) Amounts also reflect the difference between the expected settlement value of acquisition related earn-out payments at the time of the closing of acquisitions and the expected (or actual) value of earn-outs at the end of the relevant period.

(7) In 2022, amounts include costs associated with the closing of a lab and severance costs related to a restructuring within our soil remediation business. In 2021, amounts include non-operational charges incurred due to the remeasurement of finance leases as a result of the adoption of ASC 842 and costs related to the implementation of a new ERP and net of insurance gains.

(8) Applies Montrose's marginal tax rate of 28.0% to non-GAAP adjustments above, which are each pre-tax.

(9) Represents Adjusted Net Income attributable to stockholders divided by the weighted average common shares outstanding.

(10) Represents Adjusted Net Income attributable to stockholders divided by fully diluted shares.

Montrose Environmental Group, Inc.

Reconciliation of Net (Loss) Income to Consolidated Adjusted EBITDA

(in thousands)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021(a)	2022	2021(a)
Net (loss) income	$(5,720)	$2,226	$(21,007)	$(23,853)
Interest expense	1,400	1,722	4,010	11,208
Income tax (benefit) expense	(208)	902	1,892	648
Depreciation and amortization	11,504	11,471	35,928	33,145
EBITDA	$6,976	$16,321	$20,823	$21,148
Stock-based compensation (1)	11,018	2,365	32,375	6,587
Acquisition costs (2)	368	913	1,354	1,656
Fair value changes in financial instruments (3)	(1,808)	531	(4,664)	1,651
Expenses related to financing transactions (4)	—	—	7	50
Fair value changes in business acquisition contingencies (5)	59	—	(3,472)	24,035
Other losses and expenses(6)	482	171	1,965	846
Consolidated Adjusted EBITDA	$17,095	$20,301	$48,388	$55,973

___________________________________

(a) Prior period amounts have been recalculated from amounts originally disclosed using the current methodology. See the Company's Q2 2022 earnings release dated August 8, 2022 for a discussion of the change in methodology.

(1) Represents non-cash stock-based compensation expenses related to (i) option awards issued to employees, (ii) restricted stock grants issued to directors and selected employees, (iii) and stock appreciation rights grants issued to selected employees.

(2) Includes financial and tax diligence, consulting, legal, valuation, accounting and travel costs and acquisition-related incentives related to our acquisition activity.

(3) Amounts relate to the change in fair value of the interest rate swap instrument and the embedded derivative attached to the Series A-2 preferred stock.

(4) Amounts represent non-capitalizable expenses associated with refinancing and amending our debt facilities.

(5) Reflects the difference between the expected settlement value of acquisition related earn-out payments at the time of the closing of acquisitions and the expected (or actual) value of earn-outs at the end of the relevant period.

(6) In 2022, amounts include costs associated with the closing of a lab and severance costs related to a restructuring within our soil remediation business. In 2021, amounts include non-operational charges incurred due to the remeasurement of finance leases as a result of the adoption of ASC 842 and costs related to the implementation of a new ERP and net of insurance gains.